EXHIBIT 10.5

THE BOSTON SCIENTIFIC CORPORATION
EXECUTIVE RETIREMENT PLAN

FIRST AMENDMENT

Pursuant to Section 14 of the Boston Scientific Executive Retirement Plan, as effective May 9, 2005 (the “Plan”), Boston Scientific Corporation hereby amends the Plan as follows:

1.
Effective January 1, 2009, Section 3 is amended by adding at the end of the section the following:  “A Participant will not be considered to have Retired for purposes of this Plan unless the Participant’s actual date of  Retirement constitutes a “separation from service” within the meaning of Section 1.409A-1(h) of the Treasury Regulations.”

2.
Effective January 1, 2009, the last two sentences of Section 6 are amended to read as follows:  “Payment will be made to a retired Participant in the first payroll period after the last day of the six month period following the actual date of Retirement.”

3.	Effective January 1, 2009, the last sentence of Section 7 is amended to read as follows: “Payment will be made in a lump sum in cash within 60 days following the death of the Participant.”

4.
Effective January 1, 2009, the third and fourth sentences of Section 13 are amended to read as follows:  “The retainer fee will be paid in a lump sum to the eligible participant in the first payroll period after the last day of the six month period following the actual date of Retirement.”

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IN WITNESS WHEREOF, Boston Scientific Corporation has caused this amendment to be executed in its name and on its behalf effective as of the dates set forth herein by an officer or a duly authorized delegate.

BOSTON SCIENTIFIC CORPORATION

By:           ___________________________

Title:        ___________________________

Date:        ___________________________